As filed with the Securities and Exchange Commission on July 29, 2008
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Northrop Grumman Corporation Northrop Grumman S&MS Finance, LLC Northrop Grumman Systems Finance, LLC	Delaware Delaware Delaware	95-4840775 34-0575430 95-1055798
(Exact Name of Registrant as Specified in Its Charter)	(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)
1840 Century Park East
Los Angeles, California 90067
(310) 553-6262
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)
Stephen D. Yslas
Corporate Vice President, Secretary and Deputy General Counsel
Northrop Grumman Corporation
1840 Century Park East
Los Angeles, California 90067
(310) 553-6262
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)
Copies To:
John J. Hentrich, Esq.
John D. Tishler, Esq.
Sheppard, Mullin, Richter & Hampton LLP
12275 El Camino Real, Suite 200
San Diego, California 92130-2006
(858) 720-8900
     Approximate Date of Commencement of Proposed Sale to the Public: From time to time after this registration statement becomes effective.
     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐
     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☒
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒
     If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
     Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Securities Exchange Act of 1934.

Large accelerated filer ☒	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐
CALCULATION OF REGISTRATION FEE

		Proposed	Proposed
		Maximum	Maximum
		Offering	Aggregate	Amount of
Title of Each Class of	Amount to be	Price Per	Offering	Registration
Securities to be Registered	Registered	Unit	Price	Fee
Senior Debt Securities of Northrop Grumman Corporation	(1)	(1)	(1)	$0(1)(2)
Senior Debt Securities of Northrop Grumman S&MS Finance, LLC	(1)	(1)	(1)	$0(1)(2)
Senior Debt Securities of Northrop Grumman Systems Finance, LLC	(1)	(1)	(1)	$0(1)(2)
Common Stock, par value $1.00 per share, of Northrop Grumman Corporation	(1)	(1)	(1)	$0(1)(2)
Guarantees of the Senior Debt Securities of Northrop Grumman S&MS Finance, LLC and Northrop Grumman Systems Finance, LLC by Northrop Grumman Corporation

(1)	An indeterminate aggregate initial offering price and amount or number of securities is being registered as may from time to time be offered at indeterminate prices.

(2)	In accordance with Rules 456(b) and 457(r) under the Securities Act, the registrant is deferring payment of all of the registration fee.

Northrop Grumman Corporation
SENIOR DEBT SECURITIES
COMMON STOCK
GUARANTEES OF SENIOR DEBT SECURITIES

Northrop Grumman S&MS Finance, LLC
Northrop Grumman Systems Finance, LLC
SENIOR DEBT SECURITIES
fully and unconditionally guaranteed as described in the
applicable prospectus supplement by
Northrop Grumman Corporation

     We may offer and sell any combination of the securities described in this prospectus from time to time in one or more offerings, in one or more series and in amounts, at prices and on terms that we will determine at the time of the offering. Any senior debt securities issued by Northrop Grumman S&MS Finance, LLC or Northrop Grumman Systems Finance, LLC, which we refer to as the Finance Subsidiaries, under this prospectus will be fully and unconditionally guaranteed by Northrop Grumman Corporation, which we refer to as Northrop Grumman.
     We will provide the specific terms of the securities, including their offering prices, any guarantee by Northrop Grumman, and the methods by which we will sell them, in supplements to this prospectus. The prospectus supplements may also add, update or change information contained in this prospectus. You should read this prospectus and any accompanying prospectus supplements carefully before you make your investment decision.
     We may offer and sell the securities on an immediate, continuous or delayed basis directly to investors or through underwriters, dealers or agents, or through a combination of these methods.
     This prospectus may not be used to sell securities unless accompanied by a prospectus supplement which will describe the method and terms of the offering, including the specific plan of distribution.
     Northrop Grumman’s common stock is listed on the New York Stock Exchange under the symbol “NOC”.
     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.
The date of this prospectus is July 29, 2008

Page

ABOUT THIS PROSPECTUS	3
WHERE YOU CAN FIND MORE INFORMATION	3
FORWARD-LOOKING STATEMENTS AND IMPORTANT FACTORS	5
NORTHROP GRUMMAN CORPORATION AND THE FINANCE SUBSIDIARIES	6
USE OF PROCEEDS	7
RATIO OF EARNINGS TO FIXED CHARGES	7
DESCRIPTION OF SENIOR DEBT SECURITIES	7
DESCRIPTION OF COMMON STOCK	16
DESCRIPTION OF NORTHROP GRUMMAN GUARANTEES OF SENIOR DEBT SECURITIES	17
PLAN OF DISTRIBUTION	17
VALIDITY OF THE DEBT AND EQUITY SECURITIES	19
EXPERTS	19
EXHIBIT 4.(E)
EXHIBIT 4.(G)
EXHIBIT 5.(A)
EXHIBIT 12.(A)
EXHIBIT 15.(A)
EXHIBIT 23.(A)
EXHIBIT 24.(A)
EXHIBIT 25.(A)
EXHIBIT 25.(B)
EXHIBIT 25.(C)
EXHIBIT 99.(A)
EXHIBIT 99.(B)
EXHIBIT 99.(C)
EXHIBIT 99.(D)

ABOUT THIS PROSPECTUS
     Unless otherwise stated or the context otherwise requires, references in this prospectus to “Northrop Grumman” are to Northrop Grumman Corporation, references to “we,” “our,” “us” or similar references are to Northrop Grumman and its consolidated subsidiaries, and references to the “Finance Subsidiaries” are to Northrop Grumman S&MS Finance, LLC and Northrop Grumman Systems Finance, LLC, each of which is a Delaware limited liability company.
     This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or the SEC, using a “shelf” registration process. Under this shelf registration process, Northrop Grumman may from time to time sell, either separately or together, senior debt securities or common stock, in one or more offerings to the public, and the Finance Subsidiaries may from time to time sell senior debt securities, which will be fully and unconditionally guaranteed by Northrop Grumman, in one or more offerings to the public. This prospectus provides you with a general description of the these securities.
     Each time we sell securities, we will provide a prospectus supplement containing specific information about the terms of that offering. That prospectus supplement may include or incorporate by reference a detailed and current discussion of any risk factors and will discuss any special considerations applicable to those securities. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described under the heading “Where You Can Find More Information.” If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the information contained in that prospectus supplement.
     You should rely only on the information contained or incorporated by reference in this prospectus and any prospectus supplement. We have not authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should read this prospectus, including the documents incorporated by reference in this prospectus, when making your investment decision. The information in this prospectus is accurate as of the date on the front cover. You should not assume that the information contained in this prospectus is accurate as of any other date.
WHERE YOU CAN FIND MORE INFORMATION
     Northrop Grumman files annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document we file with the SEC (including exhibits to such documents) at the SEC’s Public Reference Room at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You may obtain additional information about the Public Reference Room by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains a site on the Internet at http://www.sec.gov/ that contains reports, proxy statements and other information that we file electronically with the SEC. You may also read such reports, proxy statements and other documents at the offices of the New York Stock Exchange at 20 Broad Street, New York, New York 10005.
     We are “incorporating by reference” information into this prospectus. This means that we are disclosing important information to you by referring you to another document that has been filed separately with the SEC. The information incorporated by reference is considered to be part of this prospectus, and information that we file later with the SEC will automatically update and supersede the information contained in documents filed earlier with the SEC or contained in this prospectus. We incorporate by reference in this prospectus the documents listed below and any future filings made by us with the SEC under Section 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 after the initial filing of the registration statement that contains this prospectus and prior to the time that we or the underwriters sell all of the securities offered by this prospectus (except in each case the information contained in such documents to the extent “furnished” and not “filed”):
•	our annual report on Form 10-K for the year ended December 31, 2007;

•	our quarterly reports on Form 10-Q for the quarters ended March 31, 2008 and June 30, 2008;

•	our current reports on Form 8-K filed on January 28, 2008 (as amended on March 14, 2008), February 21, 2008 (as amended on April 7, 2008), February 26, 2008, March 25, 2008, May 27, 2008 and July 29, 2008 (providing disclosures under Items 8.01 and 9.01); and

•	the description of our common stock in our registration statement on Form 8-A, registering our common stock under the Exchange Act filed on March 28, 2001.
     You may obtain copies, without charge, of documents incorporated by reference in this prospectus, by requesting them in writing or by telephone from us as follows:
Stephen D. Yslas
Corporate Vice President, Secretary and Deputy General Counsel
1840 Century Park East
Los Angeles, California 90067
(310) 553-6262
     Exhibits to the filings will not be sent, unless those exhibits have been specifically incorporated by reference in this prospectus.
     On July 29, 2008, we filed a current report on Form 8-K which recast the presentation of our consolidated financial statements that we initially filed with the SEC in our annual report on Form 10-K for the year ended December 31, 2007 to reflect:
•	the transfer of certain businesses from our Electronics segment to our Mission Systems segment during the first quarter of 2008;

•	the transfer of certain programs and assets comprising the missiles business in our Mission Systems segment to our Space Technology segment during the second quarter of 2008; and

•	the reclassification of our Electro-Optical Systems business, formerly a part of our Electronics segment, as discontinued operations due to the sale of that business in April 2008.
     We have not recast the presentation of our consolidated financial statements that we filed with the SEC in our quarterly report on Form 10-Q for the quarter ended March 31, 2008 to reflect the transfer of certain programs and assets from the missiles business in our Mission Systems segment to our Space Technology segment because we do not deem that reclassification to be a material change to those financial statements.
FORWARD-LOOKING STATEMENTS AND IMPORTANT FACTORS
     The Private Securities Litigation Reform Act of 1995 provides a safe harbor for forward-looking statements. This prospectus, and the documents incorporated herein by reference, contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Exchange Act. Additionally, we or our representatives may, from time to time, make other written or verbal forward-looking statements. In this prospectus, and the documents incorporated by reference herein, we discuss plans, expectations and objectives regarding our business, financial condition and results of operations. Without limiting the foregoing, statements that are in the future tense, and all statements accompanied by terms such as “believe,” “project,” “expect,” “estimate,” “forecast,” “assume,” “intend,” “plan,” “anticipate,” “outlook,” “will likely result”, “will continue”, “we believe”, and variations thereof and similar terms are intended to be “forward-looking statements” as defined by federal securities laws. We caution you not to place undue reliance on forward-looking statements, which are based upon assumptions, expectations, plans and projections. Forward-looking statements are subject to risks and uncertainties, including those identified in the “Risk Factors” included in the documents incorporated by reference herein or which may be included in any accompanying prospectus supplements, that may cause actual results to differ materially from those expressed or implied in the forward-looking statements. Forward-looking statements may represent challenges for us. Forward-looking statements speak only as of the date when they are made. Except as required by applicable law, we do not undertake any obligation to update forward-looking statements to reflect events, circumstances, changes in expectations, or the occurrence of unanticipated events after the date of those statements.
     We intend that all forward-looking statements made will be subject to safe harbor protection of the federal securities laws pursuant to Section 27A of the Securities Act and Section 21E of the Exchange Act.
     Forward-looking statements are based upon, among other things, the company’s assumptions with respect to:
•	future revenues;

•	expected program performance and cash flows;

•	compliance with technical, operational and quality requirements;

•	returns on pension plan assets and variability of pension actuarial and related assumptions;

•	the outcome of litigation, claims, appeals, bid protests and investigations;

•	hurricane-related insurance recoveries;

•	environmental remediation;

•	acquisitions and divestitures of businesses;

•	joint ventures and other business arrangements;

•	access to capital;

•	performance issues with key suppliers and subcontractors;

•	product performance and the successful execution of internal plans;

•	successful negotiation of contracts with labor unions;

•	allowability and allocability of costs under U.S. Government contracts;

•	effective tax rates and timing and amounts of tax payments;

•	the results of any audit or appeal process with the Internal Revenue Service;

•	the availability and retention of skilled labor; and

•	anticipated costs of capital investments.
NORTHROP GRUMMAN CORPORATION AND THE FINANCE SUBSIDIARIES
     We are an integrated enterprise consisting of many formerly separate businesses that cover the entire defense spectrum, from undersea to outer space and into cyberspace. The companies that have become part of Northrop Grumman achieved historic accomplishments, from transporting Charles Lindbergh across the Atlantic to carrying astronauts to the moon’s surface and back.
     The acquisition of these businesses have shaped our company into its present position as a premier provider of technologically advanced, innovative products, services and solutions in information and services, aerospace, electronics and shipbuilding. As prime contractor, principal subcontractor, partner, or preferred supplier, we participate in many high-priority defense and commercial technology programs in the U.S. and abroad. We conduct most of our business with the U.S. Government, principally the Department of Defense (DoD). We also conduct business with local, state and foreign governments and domestic and international commercial customers.
     Each Finance Subsidiary is a limited liability company formed on July 1, 2008 under the laws of the State of Delaware for the primary purpose of financing our business operations. Northrop Grumman S&MS Finance, LLC is a direct wholly owned finance subsidiary of Northrop Grumman Space & Mission Systems Corp., which in turn is a direct wholly owned subsidiary of Northrop Grumman. Northrop Grumman Systems Finance, LLC is a direct wholly owned finance subsidiary of Northrop Grumman Systems Corporation, which in turn is a direct wholly owned subsidiary of Northrop Grumman.
     The principal executive offices of Northrop Grumman and the Finance Subsidiaries are located at 1840 Century Park East, Los Angeles, California 90067 and our telephone number is (310) 553-6262.
     We maintain an internet site at http://www.northropgrumman.com/. The information contained at our internet site is not incorporated by reference in this prospectus, and you should not consider it a part of this prospectus.

USE OF PROCEEDS
     Unless we specify otherwise in a prospectus supplement, we will use the net proceeds from the sale of the securities for general corporate purposes. These purposes may include repayment of debt, repurchase or redemption of our common stock, working capital needs, capital expenditures, acquisitions and any other general corporate purpose.
RATIO OF EARNINGS TO FIXED CHARGES
     The following table sets forth our ratios of earnings to fixed charges for the periods indicated:

					Six Months Ended
Year Ended December 31,					June 30,
2007	2006	2005	2004	2003	2008	2007
6.1	5.4	4.7	3.7	2.6	5.6	5.8
     For purposes of computing the ratios of earnings to fixed charges, earnings represent earnings from continuing operations before income taxes and fixed charges, and fixed charges consist of interest expense, the portion of rental expense calculated to be representative of the interest factor, and amortization of debt premiums. The ratios should be read in conjunction with the financial statements and other financial data included or incorporated by reference in this prospectus. See “Where You Can Find More Information.”
DESCRIPTION OF SENIOR DEBT SECURITIES
     The following description of the senior debt securities, which we refer to as the debt securities, sets forth certain general terms and provisions of the debt securities to which any prospectus supplement may relate. The specific terms of the debt securities offered by any prospectus supplement, and the extent, if any, to which such general provisions may apply to the debt securities so offered, will be described in the prospectus supplement relating to those debt securities.
     Northrop Grumman may issue debt securities in one or more series under an existing senior indenture between Northrop Grumman and The Bank of New York Mellon, as indenture trustee. The Finance Subsidiaries may each issue debt securities in one or more series under a senior indenture to be entered into among the applicable Finance Subsidiary, Northrop Grumman, as guarantor, and an indenture trustee, which we expect to be The Bank of New York Mellon. We refer to each of these three senior indentures in this prospectus as an indenture. If we use a different indenture trustee or a different indenture for any series of debt securities, we will provide the details in a prospectus supplement. We will file the forms of any other indentures with the SEC at the time we use them.
     We have summarized some of the material provisions of the indentures on the following pages. The summary does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all provisions of the indentures, including definitions of various terms contained in the indentures. A copy of the Northrop Grumman indenture and forms of the indentures of the Finance Subsidiaries are exhibits to the registration statement of which this prospectus is a part. We encourage you to read the indentures. If you would like more information on the indentures, see “Where You Can Find More Information” on how to obtain copies of the indentures. Section references in the summary below are to the section in the applicable indenture. The referenced sections of the indentures are incorporated by reference.
Terms
     The indentures provide for the issuance of debt securities in one or more series. A prospectus supplement relating to a series of debt securities will include specific terms relating to the offering. These terms will include some or all of the following:
•	the issuer and applicable indenture;

•	the title and type of the debt securities;

•	any limit on the total principal amount of the debt securities;

•	the person who will receive interest payments on any debt securities if other than the registered holder;

•	the price or prices at which we will sell the debt securities;

•	the maturity date or dates of the debt securities;

•	the rate or rates, which may be fixed or variable, per annum at which the debt securities will bear interest and the date from which such interest will accrue;

•	the dates on which interest will be payable and the related record dates;

•	whether any index, formula or other method will determine payments of principal, premium or interest and the manner of determining the amount of such payments;

•	the place or places of payments on the debt securities;

•	whether the debt securities are redeemable;

•	any redemption dates, prices, obligations and restrictions on the debt securities;

•	any mandatory or optional sinking fund or purchase fund or analogous provisions;

•	the denominations of the debt securities if other than $1,000 or multiples of $1,000;

•	the currency or currency units of principal, premium and interest payments if other than U.S. dollars;

•	any provisions granting special rights if certain events happen;

•	any deletions from, changes in or additions to the events of default or the covenants specified in the applicable indenture;

•	any trustees, authenticating or paying agents, transfer agents, registrars or other agents for the debt securities;

•	any conversion or exchange features of the debt securities;

•	whether we will issue the debt securities as original issue discount securities for federal income tax purposes;

•	any special tax implications of the debt securities;

•	whether the debt securities will be issued in whole or in part in temporary or permanent global form and, if so, the initial depositary with respect to the global security;

•	the terms of payment upon acceleration;

•	the terms of any guarantee of the debt securities; and

•	any other material terms of the debt securities. (Section 301)
     Northrop Grumman may issue debt securities that are convertible into or exchangeable for the common stock of Northrop Grumman. If Northrop Grumman issues convertible or exchangeable debt securities, we will provide additional information in a prospectus supplement.
     Northrop Grumman will fully and unconditionally guarantee the debt securities offered by the Finance Subsidiaries.
     We may sell debt securities at a discount below their stated principal amount, bearing no interest or interest at a rate that, at the time of issuance, is different than market rates.
Ranking of Debt Securities and Northrop Grumman Guarantees
     The debt securities will be senior unsecured obligations and will rank equally and ratably with all other unsecured and non-subordinated indebtedness of the issuer. The debt securities issued by either Finance Subsidiary will be fully and unconditionally guaranteed on a senior unsecured basis by Northrop Grumman, which guarantee will rank equally and ratably with all other unsecured and non-subordinated indebtedness of Northrop Grumman.
Northrop Grumman Guarantee
     Northrop Grumman will fully and unconditionally guarantee to each holder of a series of debt securities issued by any Finance Subsidiary under the applicable indenture the due and punctual payment by the Finance Subsidiary of the principal of, any premium and interest on, and any sinking fund payment obligation with respect to, the debt securities, when and as it becomes due and payable, whether at maturity, upon acceleration, by call for redemption, repayment or otherwise in accordance with the terms of the debt securities and of the indenture.
     Except as otherwise set forth in the applicable prospectus supplement, with respect to any series of debt securities sold by any Finance Subsidiary, Northrop Grumman will:
•	agree that, if an event of default occurs under the debt securities, its guarantee of the payment by the applicable Finance Subsidiary of all amounts due under the debt securities will be absolute and unconditional and will be enforceable irrespective of any invalidity, irregularity or unenforceability of the debt securities or the indenture or any supplement thereto;

•	waive its right to require the trustee or the holders to pursue or exhaust their legal or equitable remedies against the Finance Subsidiary before exercising their rights under the guarantee; and

•	agree to the restrictions set forth below under “—Obligations Under the Indentures.”
     The terms of the Northrop Grumman guarantee are set forth in the Finance Subsidiary indentures. (Article 14) These terms may be modified for any series of debt securities issued by a Finance Subsidiary in a supplemental indenture applicable to that series of debt securities. Each prospectus supplement relating to a series of debt securities offered by a Finance Subsidiary will describe any material modifications to the terms of the Northrop Grumman guarantee applicable to that series.
Denomination, Form, Payment and Transfer
     Normally, we will denominate and make payments on debt securities in U.S. dollars. If we issue debt securities denominated, or with payments, in a foreign or composite currency, a prospectus supplement will specify the currency or composite currency. (Section 301)
     We may from time to time issue debt securities as registered securities. This means that holders will be entitled to receive certificates representing the debt securities registered in their name. You can transfer or exchange debt securities in registered form without service charge, upon reimbursement of any taxes or government charges. You can make this transfer or exchange at the trustee’s corporate trust office or at any other office we maintain for such purposes. If the debt securities are in registered form, we can pay interest by check mailed to the person in whose name the debt securities are registered on the days specified in the applicable indenture. (Sections 301 and 305)
Global Securities
     We may issue the debt securities of a particular series in whole or in part in the form of one or more global debt securities that will be issued to and registered in the name of a depositary, which we refer to as the depositary, or its nominee, identified in the prospectus supplement relating to that series. Global securities may be issued only in fully registered form and in either temporary or permanent form. Unless and until a global security is exchanged in whole or in part for individual debt securities, a global security may only be transferred as a whole between the depositary (or its successor) and any of its nominees. (Section 305)
     While the specific terms of the depositary arrangement with respect to a series of debt securities will be described in the prospectus supplement relating to that series, we anticipate that the following provisions will generally apply to depositary arrangements for global securities.
     Upon the issuance of a global security, the depositary or its nominee will credit, on its book-entry registration and transfer system, the respective principal amounts of the persons who beneficially own the global security to their accounts with the depositary. These accounts will be designated by the dealers, underwriters or agents through whom we sold the debt securities, or by us if we offer and sell the debt securities directly. Ownership of beneficial interests in a global security will be limited to persons that have accounts with the depositary, whom we refer to as participants, or persons that may hold interests through participants. Ownership of beneficial interests in a global security will be shown on, and the transfer of that ownership will be effected only through, records maintained by the depositary or its nominee (with respect to interests of participants) and the records of participants (with respect to interests of beneficial owners other than participants). The laws of some states require that certain purchasers of securities must take physical delivery of debt securities in definitive form. These requirements may impair our ability to sell, and the ability of a purchaser to transfer, beneficial interests in a global security.
     So long as the depositary or its nominee is the registered owner of a global security, the depositary or its nominee will be considered the sole owner or “Holder” of the debt represented by the global security for all purposes under the indentures. Except as described below, owners of beneficial interests in a global security will not be entitled to have any of the debt represented by the global security registered in their individual names, will not receive or be entitled to receive physical delivery of any debt securities in definitive form, and will not be considered the owners or “Holders” of the debt securities under the indentures. Accordingly, investors who hold an interest in global debt securities in accounts at banks or brokers will not generally be recognized by us as the legal holders of debt securities.
     Payments of principal of and interest, if any, on a global security registered in the name of the depositary or its nominee will be made to the depositary or its nominee, as the registered owner of the global security. Neither we nor the trustee, any paying agent or the security registrar for the debt securities will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of the global security or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests.
     We expect that the depositary or its nominee, immediately upon receipt of any payment of principal or interest in respect of a global security, will credit the accounts of the applicable participants with payments in amounts proportionate to their respective beneficial ownership interests in the principal amount of the global security, as shown on the records of the depositary or its nominee. We further expect that payments by participants to owners of beneficial interests in the global security held through those participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers. These payments will, however, be the sole responsibility of the participants. We have no control over the practices of the depositary or the participants, and there can be no assurance that these practices will not be changed.
     If the depositary for a series of debt securities is at any time unwilling, unable or ineligible to continue as depositary and a successor depositary is not appointed by us within 90 days, we will issue individual debt securities of that series in exchange for the global security held by that depositary. In addition, we may at any time and in our sole discretion, subject to any limitations described in the prospectus supplement relating to the debt securities, determine not to have any series of debt securities represented by one or more global securities and, in that event, will issue individual debt securities of that series in exchange for the global security. Further, if an Event of Default with respect to any series represented by a global debt security has occurred and is continuing, the global security may be exchanged for individual debt securities. In that case, each owner of a beneficial interest in a global security will be entitled to a physical delivery of individual debt securities of the series represented by the global security equal in principal amount to that owner’s beneficial interest, and to have those debt securities registered in its name.
Payments
     We will pay interest to direct holders listed in the registrar’s records at the close of business on the record date specified in the applicable prospectus supplement, which usually falls about two weeks in advance of each due date for interest, even if the holder on the record date no longer owns the debt security on the interest due date. (Section 307) Holders buying and selling securities must make their own arrangements to account for the issuer’s payment of all the interest for an interest period to the person who was the registered holder on the record date.

     If any amount payable on any debt security remains unclaimed at the end of two years after the amount became due and payable, the paying agent or trustee will release that amount to the issuer. (Section 1003)
Events of Default
     Unless we indicate otherwise in a prospectus supplement, the following are events of default under the indenture with respect to any series of issued debt securities:
•	failure by the issuer of the debt securities and, in the case of debt securities issued by a Finance Subsidiary, Northrop Grumman as guarantor, to
•	pay the principal or any premium on any debt security of that series when due;

•	pay interest on any debt security of that series within 30 days of when due;

•	deposit any sinking fund payment on any debt security of that series when due; or

•	perform any other covenant in the applicable indenture applicable to that series and the issuer or guarantor, if applicable, that continues for 90 days after the issuer or guarantor, as applicable, has been given written notice of the failure by the trustee or the holders of at least 10% in aggregate principal amount of the outstanding debt securities of that series; or
•	the occurrence of specified bankruptcy, insolvency or reorganization events in respect of the issuer of the debt securities or, if applicable, Northrop Grumman as guarantor;
and the following is an additional event of default under the Finance Subsidiary indentures with respect to any series of debt securities issued by either Finance Subsidiary:
•	the Northrop Grumman guarantee of that series ceases to be effective. (Section 501)
     An event of default for one series of debt securities does not necessarily constitute an event of default for any other series under the same or another indenture. The trustee may withhold notice to the debt securities holders of any default, except a payment default, if it considers such action to be in the holders’ interests.
     If the specified bankruptcy, insolvency or reorganization events occur, the entire principal of all the debt securities of that series will be due and payable immediately. If any other event of default occurs and continues, the trustee, or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of the series, may declare the entire principal of all the debt securities of that series to be due and payable immediately. If this happens, and the issuer cures the event of default in the manner specified in the applicable indenture, the holders of a majority of the aggregate outstanding principal amount of the debt securities of that series can void the acceleration of payment. (Section 502)
     The indentures provide that the trustee has no obligation to exercise any of its rights at the direction of any holders, unless the holders offer the trustee reasonable indemnity. If they provide this indemnification, the holders of a majority in principal amount of any series of debt securities have the right to direct any proceeding, remedy, or power available to the trustee with respect to that series. (Section 603)

Conversion Rights
     We will describe the terms upon which debt securities may be convertible into the common stock of in a prospectus supplement. These terms will include provisions as to whether conversion is mandatory or optional. They may also include provisions adjusting the number of shares of the common stock of Northrop Grumman into which the debt securities are convertible.
Obligations Under the Indentures
     Under the indentures, Northrop Grumman, as the issuer or the guarantor, as applicable, will agree to the following:
     Limitations on Liens. The indentures restrict Northrop Grumman’s ability to encumber specified types of its assets or those of its restricted subsidiaries. If Northrop Grumman, or any restricted subsidiary, pledges or mortgages any principal property, or any stock or indebtedness of any restricted subsidiary, to secure any debt or guarantee of debt, then for as long as the debt or guarantee is secured by the property, Northrop Grumman or the restricted subsidiary will be obligated to pledge or mortgage the same property to the trustee to secure the debt securities, unless an exception applies. Restricted subsidiary means any direct or indirect subsidiary of Northrop Grumman that has substantially all of its assets located in the United States and carries on substantially all of its business in the United States, or that holds substantially all of its assets in the form of ownership of other restricted subsidiaries. Principal property means any manufacturing plant or facility located in the continental United States which is owned by Northrop Grumman or any restricted subsidiary, unless the board of directors of Northrop Grumman determines the plant or facility is not of material importance to the total business of Northrop Grumman and its restricted subsidiaries.
     This limitation is subject to exceptions. We may encumber those assets if the encumbrance is a permitted lien, without regard to the amount of debt secured by the encumbrance. We may also encumber those assets if the amount of all debt of Northrop Grumman and its restricted subsidiaries secured by encumbrances, other than the permitted liens, does not exceed the greater of $1,000,000,000 or 10% of our consolidated net tangible assets. Consolidated net tangible assets means our total assets, including the assets of our subsidiaries, as reflected in our most recent balance sheet, less current liabilities (other than the current portion of debt and capital leases), goodwill, patents and trademarks. Permitted liens include:
•	liens on a corporation’s property, stock or debt at the time it becomes a restricted subsidiary;

•	liens on property at the time we or a restricted subsidiary acquires the property;

•	liens securing debt owing by a restricted subsidiary to Northrop Grumman or another restricted subsidiary;

•	liens existing at the time the applicable indenture became effective;

•	liens on property of an entity at the time it is merged into or consolidated with Northrop Grumman or a restricted subsidiary or at the time Northrop Grumman or any restricted subsidiary acquires all or substantially all of the assets of the entity;

•	liens in favor of any governmental customer to secure payments or performance pursuant to any contract or statute, or to secure indebtedness we incur with respect to the acquisition or construction of the property subject to the liens, any related indebtedness, or debt guaranteed by a government or governmental authority; and
•	any renewal, extension or replacement for any lien permitted by one of the exceptions described above. (Section 1009)
     Limitations on Sale Leaseback Arrangements. The indentures also restrict the ability of Northrop Grumman or any restricted subsidiary to enter into sale-leaseback transactions. A sale-leaseback transaction is permitted if Northrop Grumman or the restricted subsidiary would be permitted to incur indebtedness secured by the principal property at least equal in amount to the attributable debt with respect to the transaction, or the greater of the net proceeds of the sale or the attributable debt for the transaction is used to prepay long-term debt of Northrop Grumman or any restricted subsidiary (other than debt owed to Northrop Grumman or another restricted subsidiary). Sale-leaseback transaction means, subject to some exceptions, an arrangement pursuant to which Northrop Grumman, or a restricted subsidiary, transfers a principal property to a person and contemporaneously leases it back from that person. Attributable debt for a sale and leaseback transaction means the lesser of the fair value of the property, as determined by the Northrop Grumman board of directors, or the present value of the obligation of the lessee for net rental payments during the remaining term of the lease. (Section 1010)
     The applicable indenture will not otherwise limit our ability to incur additional debt, except as otherwise described in a prospectus supplement.
Consolidation, Merger or Sale
     Under the indentures, neither Northrop Grumman nor, in the case of indentures of the Finance Subsidiaries, the applicable Finance Subsidiary, may consolidate with or merge into another entity, transfer all or substantially all of its assets to another entity, permit any entity to consolidate with or merge into it, or acquire all or substantially all of the assets of another entity, unless:
•	the successor entity assumes all of Northrop Grumman’s or the Finance Subsidiary’s obligations, as applicable, under the outstanding debt securities and the applicable indenture;

•	immediately following the transaction, no event of default and no circumstances which, after notice or lapse of time or both, would become an event of default, continue to exist; and

•	an officers’ certificate and a legal opinion have been delivered to the trustee confirming that the transaction is being effected in compliance with the applicable indenture. (Sections 801 and 1409)
Defeasance and Covenant Defeasance
     Any series of issued debt securities may be subject to the defeasance and discharge provisions of the applicable indenture. Under those provisions, the debt securities of any series may authorize the issuer to elect:
•	to defease and to discharge the issuer and, if applicable, the guarantor, from any and all obligations of the issuer and, if applicable, the guarantor, with respect to those debt securities and, if applicable, the related guarantee, except for the rights of holders of those debt securities to receive payments on the securities solely from the trust fund established pursuant to the applicable indenture and the obligations to exchange or register the transfer of the securities, to replace temporary or mutilated, destroyed, lost or stolen securities, to maintain an office or agency with respect to the securities and to hold moneys for payment in trust, which we refer to as a defeasance; or
•	to be released from the obligations of the issuer and, if applicable, the guarantor, with respect to those debt securities to comply with the restrictive covenants which are subject to covenant defeasance, and the occurrence of certain events of default with respect to those restrictive covenants shall no longer be an event default, which we refer to as a covenant defeasance. (Sections 1302 and 1303)
     To invoke defeasance or covenant defeasance with respect to any series of debt securities, we must irrevocably deposit with a trustee, in trust, money or U.S. Government obligations, or both, which will provide money in an amount sufficient to pay all sums due on that series. (Section 1304)
     As a condition to defeasance or covenant defeasance, we must deliver to the applicable indenture trustee an opinion of counsel stating that holders of the applicable debt securities will not recognize gain or loss for federal income tax purposes as a result of the defeasance or covenant defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if we did not elect the defeasance or covenant defeasance. We may exercise our defeasance option with respect to the securities notwithstanding our prior exercise of our covenant defeasance option. If we exercise our defeasance option, payment of the securities may not be accelerated by the reference to restrictive covenants which are subject to covenant defeasance. If we do not comply with our remaining obligations after exercising our covenant defeasance option and the securities are declared due and payable because of the occurrence of any event of default, the amount of money and U.S. Government obligations on deposit in the defeasance trust may be insufficient to pay amounts due on the securities at the time of the acceleration. However, we will remain liable for those payments. (Sections 1302, 1303 and 1304)
Changes to the Indentures
     Holders who own more than a majority in principal amount of the outstanding debt securities of a series can agree with us to change the provisions of the applicable indenture relating to that series. However, no change can affect the payment terms or the percentage required to change certain other terms without the consent of all holders of debt securities of the affected series. (Section 902)
     The issuer and trustee under any indenture may enter into supplemental indentures for other specified purposes and to make changes that would not materially adversely affect the interests of the holders of debt securities issued under that indenture, including the creation of any new series of debt securities, without the consent of any holder of those debt securities. (Section 901)
Governing Law
     New York law will govern the indentures, the debt securities and the guarantee. (Section 112)
Trustee
     The Bank of New York Mellon, as successor-in-interest of JPMorgan Chase Bank, serves as the trustee under Northrop Grumman’s existing senior debt securities indenture, and we expect it will serve as trustee under the indentures to be entered into by the Finance Subsidiaries. If we use a different trustee for any series of debt securities, we will inform you in a prospectus supplement. In the ordinary course of its business, The Bank of New York Mellon and its affiliates have engaged and may in the future engage in commercial and investment banking transactions with us.
DESCRIPTION OF COMMON STOCK
     Northrop Grumman has the authority to issue 800,000,000 shares of its common stock, par value $1.00 per share. As of July 25, 2008, 337,531,256 shares of common stock were outstanding. The number of shares of common stock outstanding does not include shares issuable upon exercise of outstanding awards under our stock compensation plans. The common stock is listed on the New York Stock Exchange under the symbol “NOC”.
     Dividends. Dividends may be paid on the common stock and on any class or series of stock entitled to participate with the common stock as to dividends, but only when and as declared by our board of directors and only if full dividends on all then outstanding series of our preferred stock for the then current and prior dividend periods have been paid or provided for.
     Voting Rights. Each holder of our common stock is entitled to one vote per share on all matters submitted to a vote of stockholders and does not have cumulative voting rights for the election of directors.
     Liquidation. If we liquidate, holders of common stock are entitled to receive all remaining assets available for distribution to stockholders after satisfaction of our liabilities and the preferential rights of any preferred stock that may be outstanding at that time.
     Other Rights. Our outstanding common shares are fully paid and nonassessable. The holders of our common stock do not have any preemptive, conversion or redemption rights.
     Registrar and Transfer Agent. The registrar and transfer agent for our common stock is Computershare Investor Services.
     Some Important Charter and Statutory Provisions. We are subject to the provisions of Section 203 of the Delaware General Corporation Law. In general, the statute prohibits a Delaware corporation which has a class of stock which is listed on a national stock exchange or which has 2,000 or more stockholders of record from engaging in a business combination with an interested stockholder (generally, the beneficial owner of 15% or more of the corporation’s outstanding voting stock) for three years following the time the stockholder became an interested stockholder, unless, prior to that time, the corporation’s board of directors approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder, or if at least two-thirds of the outstanding shares not owned by that interested stockholder approve the business combination, or if, upon becoming an interested stockholder, that stockholder owned at least 85% of the outstanding shares, excluding those held by officers, directors and some employee stock plans. A “business combination” includes a merger, asset sale, or other transaction resulting in a financial benefit, other than proportionately as a stockholder, to the interested stockholder.

DESCRIPTION OF NORTHROP GRUMMAN GUARANTEES
OF SENIOR DEBT SECURITIES
     Northrop Grumman will fully and unconditionally guarantee, on an unsecured senior basis, the full and punctual payment by the applicable Finance Subsidiary when due of all monetary obligations, including principal, interest, any premium and the payment of any sinking fund obligation, of that Finance Subsidiary under the debt securities offered by that Finance Subsidiary. The Northrop Grumman guarantee is included in each of the indentures of the Finance Subsidiaries.
     The prospectus supplement relating to a particular series of senior debt securities issued by a Finance Subsidiary will describe any material differences to the terms of the Northrop Grumman guarantee described above under the heading “Description of Senior Debt Securities — Northrop Grumman Guarantee.”
PLAN OF DISTRIBUTION
     We may sell the securities in one or more of the following ways from time to time:
•	to or through underwriters or dealers;

•	directly to one or more purchasers;

•	through agents; or

•	through a combination of any of these methods of sale.
     We may effect the distribution of the securities from time to time in one or more transactions either:
•	at a fixed price or prices which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices relating to such prevailing market prices; or

•	at negotiated prices.
     The prospectus supplements relating to an offering of offered securities will set forth the terms of such offering, including:
•	the name or names of any underwriters, dealers or agents;

•	the purchase price of the offered securities and the proceeds we will receive from the sale;

•	any underwriting discounts and commissions or agency fees and other items constituting underwriters’ or agents’ compensation; and

•	any initial public offering price, any discounts or concessions allowed or reallowed or paid to dealers and any securities exchanges on which such offered securities may be listed.
     Any initial public offering prices, discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.
     If underwriters are used in the sale, the underwriters will acquire the offered securities for their own account and may resell them from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The offered securities may be offered either to the public through underwriting syndicates represented by one or more managing underwriters or by one or more underwriters without a syndicate. Unless otherwise set forth in a prospectus supplement, the obligations of the underwriters to purchase any series of securities will be subject to certain conditions precedent, and the underwriters will be obligated to purchase all of such series of securities, if any are purchased.
     In connection with underwritten offerings of the offered securities and in accordance with applicable law and industry practice, underwriters may over-allot or effect transactions that stabilize, maintain or otherwise affect the market price of the offered securities at levels above those that might otherwise prevail in the open market, including by entering stabilizing bids, effecting syndicate covering transactions or imposing penalty bids, each of which is described below.
•	A stabilizing bid means the placing of any bid, or the effecting of any purchase, for the purpose of pegging, fixing or maintaining the price of a security.

•	A syndicate covering transaction means the placing of any bid on behalf of the underwriting syndicate or the effecting of any purchase to reduce a short position created in connection with the offering.

•	A penalty bid means an arrangement that permits the managing underwriter to reclaim a selling concession from a syndicate member in connection with the offering when offered securities originally sold by the syndicate member are purchased in syndicate covering transactions.
     These transactions may be effected on the NYSE, in the over-the-counter market, or otherwise. Underwriters are not required to engage in any of these activities, or to continue such activities if commenced.
     If a dealer is used in the sale, we will sell such offered securities to the dealer, as principal. The dealer may then resell the offered securities to the public at varying prices to be determined by that dealer at the time for resale. The names of the dealers and the terms of the transaction will be set forth in the prospectus supplement relating to that transaction.
     Offered securities may be sold directly by us to one or more institutional purchasers, or through agents designated by us from time to time, at a fixed price or prices, which may be changed, or at varying prices determined at the time of sale. Any agent involved in the offer or sale of the offered securities in respect of which this prospectus is delivered will be named, and any commissions payable by us to such agent will be set forth, in the prospectus supplement relating to that offering. Unless otherwise indicated in such prospectus supplement, any such agent will be acting on a best efforts basis for the period of its appointment.

     Underwriters, dealers and agents may be entitled under agreements entered into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments that the underwriters, dealers or agents may be required to make in respect thereof. Underwriters, dealers and agents may be customers of, engage in transactions with, or perform services for us and our affiliates in the ordinary course of business.
     Each of the debt securities issued hereunder will be a new issue of securities, will have no prior trading market, and may or may not be listed on a national securities exchange. Any underwriters to whom we sell debt securities for public offering and sale may make a market in the securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. We cannot assure you that there will be a market for the offered securities.
VALIDITY OF THE DEBT AND EQUITY SECURITIES
     Except as set forth in the applicable prospectus supplement, Sheppard, Mullin, Richter & Hampton LLP, San Diego, California, will issue an opinion about the validity of the senior debt securities and common stock and Northrop Grumman’s guarantee of senior debt securities for us. Underwriters, dealers or agents, who we will identify in a prospectus supplement may have their counsel opine about certain legal matters relating to the securities.
EXPERTS
     The consolidated financial statements and the related financial statement schedule, incorporated in this prospectus by reference from the Company’s Current Report on Form 8-K dated July 29, 2008 and the effectiveness of the Company’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm as stated in their reports, which are incorporated herein by reference (which reports (1) express an unqualified opinion on the financial statements and financial statement schedule, with an explanatory paragraph referring to Northrop Grumman’s adoption of new accounting standards, and (2) express an unqualified opinion on the effectiveness of internal control over financial reporting). Such financial statements and financial statement schedule have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.
     With respect to the unaudited interim financial information for the periods ended March 31, 2008 and 2007 and June 30, 2008 and 2007 which is incorporated herein by reference, Deloitte & Touche LLP, an independent registered public accounting firm, has applied limited procedures in accordance with the standards of the Public Company Accounting Oversight Board (United States) for a review of such information. However, as stated in their reports included in the Company’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2008 and June 30, 2008 and incorporated by reference herein, they did not audit and they do not express an opinion on that interim financial information. Accordingly, the degree of reliance on their reports on such information should be restricted in light of the limited nature of the review procedures applied. Deloitte & Touche LLP is not subject to the liability provisions of Section 11 of the Securities Act of 1933 for its reports on the unaudited interim financial information because those reports are not “reports” or a “part” of the Registration Statement prepared or certified by an accountant within the meaning of Sections 7 and 11 of the Act.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 14. Other Expenses of Issuance and Distribution.
     The following table sets forth the estimated fees and expenses, other than underwriting discounts and commissions, expected to be incurred in connection with the offering or offerings described in this registration statement.

Securities and Exchange Commission registration fee	$(1)
Listing fees and expenses	(2)
Trustee fees and expenses	(2)
Legal fees and expenses	(2)
Accounting fees and expenses	(2)
Printing and engraving fees and expenses	(2)
Rating agency fees	(2)
Blue Sky fees and expenses (including legal fees)	(2)
Miscellaneous	(2)

Total	$(2)

(1)	To be deferred pursuant to Rule 456(b) under the Securities Act and calculated in connection with the offering of securities under this registration statement pursuant to Rule 457(r) under the Securities Act, except for the registration fees applied in accordance with Rule 457(p) under the Securities Act.

(2)	Estimated expenses are not presently known. An estimate of the aggregate expenses in connection with the sale and distribution of the securities being offered will be included in the applicable prospectus supplement.
Item 15. Indemnification of Directors and Officers.
     Section 145 of the Delaware General Corporation Law (“DGCL”) permits a corporation to indemnify its directors and officers against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlements actually and reasonably incurred by them in connection with any action, suit or proceeding brought by third parties. The directors or officers must have acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reason to believe their conduct was unlawful. In a derivative action, an action only by or in the right of the corporation, indemnification may be made only for expenses actually and reasonably incurred by directors and officers in connection with the defense or settlement of an action or suit, and only with respect to a matter as to which they shall have acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation. No indemnification shall be made if such person shall have been adjudged liable to the corporation, unless and only to the extent that the court in which the action or suit was brought shall determine upon application that the defendant officers or directors are fairly and reasonably entitled to indemnity for such expenses despite such adjudication of liability.
     As permitted by Section 145 of the DGCL, Article FIFTEENTH of Northrop Grumman’s restated certificate of incorporation, as amended, provides:
     “A director of the Corporation shall not be personally liable to the Corporation or to its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the Corporation or to its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law of the State of Delaware, or (iv) for any transaction
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from which the director derives any improper personal benefit. If, after approval of this Article by the stockholders of the Corporation, the General Corporation Law of the State of Delaware is amended to authorize the further elimination or limitation of the liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the General Corporation Law of the State of Delaware, as so amended.”
     Article V of Northrop Grumman’s Bylaws provide that the company will indemnify any person who was or is a party or is threatened to be made a party to any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was a director, officer, employee, or agent of the company, or was serving at the request of an executive officer of the company as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, to the fullest extent permitted by the DGCL, as in effect from time to time, or by other applicable law as then in effect, against all expense, liability, and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties, and amounts paid in settlement) actually and reasonably incurred or suffered by that person in connection therewith. Officers and directors additionally have the right to be advanced their expenses incurred in defending or preparing for such a proceeding in advance of its final disposition, subject to an acceptable undertaking by the officer or director to repay all amounts so advanced if it is ultimately determined that he or she is not entitled to be indemnified for those expenses, and provided that the board does not determine that the payment would violate any applicable law. Northrop Grumman is not obligated to make such advances in connection with a proceeding instituted by it against the officer or director. The Bylaws further state that the indemnification provided therein is not exclusive of any other rights to which the indemnified person may be entitled and that no amendment to or repeal of the Bylaws would abrogate rights with respect to acts or omissions which already occurred.
     Section 108 of the Delaware Limited Liability Company Act (“DLLCA”) permits a limited liability company to indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever. As permitted by that section, the limited liability company agreement of each Finance Subsidiary contains provisions substantially similar to Article V of Northrop Grumman’s Bylaws.
     Northrop Grumman has entered into an agreement with each of its directors and certain of its officers indemnifying them to the fullest extent permitted by the foregoing.
     Northrop Grumman has also purchased director and officer liability insurance applicable to the directors or managers, as applicable, and officers of each registrant.
     The foregoing represents a summary of the general effect of the DGCL, the DLLCA, Northrop Grumman’s By-Laws, as amended, Northrop Grumman’s Restated Certificate of Incorporation, the limited liability company agreements of the Finance Subsidiaries, Northrop Grumman’s directors and officers liability insurance coverage and the indemnification agreements for purposes of general description only.
     The registrants may also enter into indemnification agreements with underwriters providing that underwriters have to indemnify and hold harmless the registrants, each of their respective directors or managers, as applicable, each officer who signed the registration statement and any person who controls the registrants within the meaning of the Securities Act, from and against certain civil liabilities, including liabilities under the Securities Act.
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Item 16. Exhibits
     A list of exhibits filed herewith is contained in the index to exhibits that immediately precedes such exhibits and is incorporated herein by reference.
Item 17. Undertakings.
     The undersigned registrants hereby undertake:
     (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
     (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
     (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and
     (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
provided, however, that paragraphs (i), (ii) and (iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by a registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
     (b) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
     (d) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:
     (i) Each prospectus filed by a registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
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     (ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.
     (e) That, for the purpose of determining liability of a registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, that in a primary offering of securities of one or more registrants pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, those registrants will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
     (i) Any preliminary prospectus or prospectus of a registrant relating to the offering required to be filed pursuant to Rule 424;
     (ii) Any free writing prospectus relating to the offering prepared by or on behalf of a registrant or used or referred to by a registrant;
     (iii) The portion of any other free writing prospectus relating to the offering containing material information about an undersigned registrant or its securities provided by or on behalf of an undersigned registrant; and
     (iv) Any other communication that is an offer in the offering made by an undersigned registrant to the purchaser
     (f) That, for purposes of determining any liability under the Securities Act of 1933, each filing of a registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     (g) To file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act.
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     (h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrants pursuant to the foregoing provisions, or otherwise, the registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by a registrant of expenses incurred or paid by a director, officer or controlling person of a registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, that a registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.
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SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the undersigned registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on this 29th day of July, 2008.

NORTHROP GRUMMAN CORPORATION
By:	/s/ Stephen D. Yslas
Stephen D. Yslas
Corporate Vice President, Secretary and Deputy General Counsel

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in their capacities and on the dates indicated.

Signature	Title	Date

/s/ Ronald D. Sugar Ronald D. Sugar	Chairman of the Board, Chief Executive Officer and Director (Principal Executive Officer)	July 29, 2008

/s/ James F. Palmer James F. Palmer	Corporate Vice President and Chief Financial Officer (Principal Financial Officer)	July 29, 2008

/s/ Kenneth N. Heintz Kenneth N. Heintz	Corporate Vice President, Controller, and Chief Accounting Officer (Principal Accounting Officer)	July 29, 2008
Directors
Lewis W. Coleman
Thomas B. Fargo
Victor H. Fazio
Donald E. Felsinger
Stephen E. Frank
Phillip Frost
Charles R. Larson
Richard B. Myers
Aulana L. Peters
Kevin W. Sharer

By:	/s/ Stephen D. Yslas Stephen D. Yslas	July 29, 2008
Attorney-in-Fact

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the undersigned registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on this 29th day of July, 2008.

Northrop Grumman S&MS Finance, LLC
By:	/s/ Mark Rabinowitz
Mark Rabinowitz
President and Treasurer

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Mark Rabinowitz Mark Rabinowitz	Manager, President and Treasurer (Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer)	July 29, 2008

/s/ Gary W. McKenzie Gary W. McKenzie	Manager	July 29, 2008

/s/ Kathleen M. Salmas Kathleen M. Salmas	Manager	July 29, 2008

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the undersigned registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on this 29th day of July, 2008.

Northrop Grumman Systems Finance, LLC
By:	/s/ Mark Rabinowitz
Mark Rabinowitz
President and Treasurer

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Mark Rabinowitz Mark Rabinowitz	Manager, President and Treasurer (Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer)	July 29, 2008

/s/ Gary W. McKenzie Gary W. McKenzie	Manager	July 29, 2008

/s/ Kathleen M. Salmas Kathleen M. Salmas	Manager	July 29, 2008

EXHIBIT INDEX
     The following documents are filed as exhibits to this registration statement:

Incorpo-
Exhibit			Filed	rated by		Date Filed with	Exhibit
No.		Description	Herewith	Reference	Form	SEC	No.
1	(a)	Form of Underwriting Agreement – Senior Debt Securities		†
1	(b)	Form of Underwriting Agreement – Common Stock		†
4	(a)	Restated Certificate of Incorporation of Northrop Grumman Corporation effective May 18, 2006		×	8-K	May 19, 2006	3.1
4	(b)	Bylaws of Northrop Grumman Corporation, as amended May 21, 2008		×	8-K	May 27, 2008	3.2
4	(c)	Indenture dated as of November 21, 2001, between Northrop Grumman Corporation and The Bank of New York Mellon (successor in interest to JPMorgan Chase Bank), as trustee, relating to Senior Debt Securities		×	8-K	Nov. 21, 2001	4.1
4	(d)	Form of Senior Debt Security of Northrop Grumman Corporation		×(1)	8-K	Nov. 21, 2001	4.1
4	(e)	Form of Indenture for Senior Debt Securities of Northrop Grumman S&MS Finance, LLC	×
4	(f)	Form of Senior Debt Security of Northrop Grumman S&MS Finance, LLC and Guarantee of Senior Debt Securities of Northrop Grumman S&MS Finance, LLC	×(2)
4	(g)	Form of Indenture for Senior Debt Securities of Northrop Grumman Systems Finance, LLC	×
4	(h)	Form of Senior Debt Security of Northrop Grumman Systems Finance, LLC and Guarantee of Senior Debt Securities of Northrop Grumman Systems Finance, LLC	×(3)
5	(a)	Opinion of Sheppard, Mullin, Richter & Hampton LLP	×
12	(a)	Computation of Ratio of Earnings to Fixed Charges	×
15	(a)	Letter from Deloitte & Touche LLP, an independent registered public accounting firm	×
23	(a)	Consent of Deloitte &Touche LLP, an independent registered public accounting firm	×
23	(b)	Consent of Sheppard, Mullin, Richter & Hampton LLP	×(4)
24	(a)	Power of Attorney – Northrop Grumman Corporation Directors	×
25	(a)	Statement of Eligibility on Form T-1 of The Bank of New York Mellon to act as trustee under the Northrop Grumman Corporation Indenture	×
25	(b)	Statement of Eligibility on Form T-1 of The Bank of New York Mellon to act as trustee under the Northrop Grumman S&MS Finance, LLC Indenture	×
25	(c)	Statement of Eligibility on Form T-1 of The Bank of New York Mellon to act as trustee under the Northrop Grumman Systems Finance, LLC Indenture	×
99	(a)	Certificate of Formation of Northrop Grumman S&MS Finance, LLC	×
99	(b)	Limited Liability Company Agreement of Northrop Grumman S&MS Finance, LLC	×
99	(c)	Certificate of Formation of Northrop Grumman Systems Finance, LLC	×
99	(d)	Limited Liability Company Agreement of Northrop Grumman Systems Finance, LLC	×
†	To be filed by amendment hereto or on a current report on Form 8-K to be incorporated herein by reference.

(1)	Included in Exhibit 4(c) on pages 12-19.

(2)	Included in Exhibit 4(e) on pages 12-20 (Sections 202, 203 and 206).

(3)	Included in Exhibit 4(g) on pages 12-20 (Sections 202, 203 and 206).

(4)	Included in Exhibit 5(a)